Exhibit 1.1

[Insert Number of Shares]

OBSEVA SA

Common Shares, par value CHF 1/13 per share

UNDERWRITING AGREEMENT

[●], 2017

CREDIT SUISSE SECURITIES (USA) LLC,

JEFFERIES LLC

LEERINK PARTNERS LLC

as Representatives of the Several Underwriters,

c/o	Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

c/o	Jefferies LLC
520 Madison Avenue
New York, NY 10022

c/o	Leerink Partners LLC
299 Park Avenue, 21st Floor
New York, NY 10176

Dear Sirs:

1. Introductory. ObsEva SA, a société anonyme organized under the laws of Switzerland (“Company”) agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for whom Credit Suisse Securities (USA) LLC, Jefferies LLC and Leerink Partners LLC are acting as representatives (the “Representatives”), to issue and sell to the several Underwriters an aggregate of [●] (the “Firm Securities”) common shares, par value CHF 1/13 per share (the “Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] additional shares of its Securities (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined below) a registration statement on Form F-1 (No. 333- 215383) covering the registration of the Offered Securities under the Act (as defined below), including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) under the Act (“Rule 462(b)”) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information (as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [●] [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement, if any, are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.

(c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(e) Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(f) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated January 17,

2017 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof.

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this Section 2(g) does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof.

(h) Testing-the-Waters Communication. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communication. The Company has not presented to any potential investors or otherwise distributed any Written Testing-the-Waters Communication other than those set forth in Schedule C hereto.

(i) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of Switzerland, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(j) Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concepts are applicable under such laws), with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification in each case, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(k) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company will, on the Closing Date, be duly authorized; the authorized equity capitalization of the Company will, on the Closing Date, be as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be, validly issued, fully paid and nonassessable and will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(l) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(m) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 7(m) hereof.

(n) Listing. The Offered Securities have been approved for listing on The NASDAQ Global Market, subject to notice of issuance.

(o) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse effect, (i) the Company and its subsidiaries have good and marketable title to all real properties and all tangible personal properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, (ii) the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(q) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except with respect to (ii) and (iii) of this sentence such that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations, except with respect to (ii) and (iii) of this first sentence such defaults and violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(t) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all applicable certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them except where failure to so possess or be in compliance with would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(v) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient rights to use, all trademarks, service marks, trade names (including all goodwill associated with the foregoing), patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) used in, or necessary for the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by the Company or its subsidiaries. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, (ii) to the Company’s knowledge, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries, (iii) to the Company’s knowledge, none of the Intellectual Property Rights used or held for use by the Company or any of its subsidiaries in their businesses has been obtained or is being used or held for use by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of any rights of any third party, or (iv) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights the value of which to the Company or any Subsidiary is contingent upon maintaining the confidentiality thereof, (v) except as disclosed in the General Disclosure Package and the Final Prospectus, the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Company Intellectual Property, and (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability of any Intellectual Property Rights of the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim. To the Company’s knowledge, (i) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim asserting that the Company or any of its subsidiaries has materially infringed, misappropriated or otherwise violated the Intellectual Property Rights of any third party (ii) challenging the Company’s or any of its subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of their Intellectual Property Rights.

(w) Patents and Patent Applications. All material patents and patent applications owned by the Company or its subsidiaries have been duly and properly filed and each issued patent owned by, or to the knowledge of the Company, exclusively licensed to the Company is being diligently maintained; to the knowledge of the Company, the parties prosecuting such applications have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a material patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any material patents that have been issued with respect to such applications.

(x) Regulatory Matters; Products and Product Candidates. Except as described in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries: (i) have operated and currently operate their respective businesses in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the United States Food and Drug Administration (“FDA”) and any comparable foreign regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company and its subsidiaries; (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any material licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product operation or activity is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations

The term “Health Care Laws” means (i) Medicare (Title XVIII of the Social Security Act); (ii) Medicaid (Title XIX of the Social Security Act); (iii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); the U.S. civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a), any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), (iv) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; and (v) any and all other applicable health care laws and regulations.

(y) Regulatory Matters: Manufacturing. Except as disclosed in the General Disclosure Package and the Final Prospectus, to the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities.

(z) Regulatory Matters: Clinical Trials. None of the Company’s or its subsidiaries’ product candidates have received marketing approval from any Applicable Regulatory Authority. All clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, with respect to the Company’s or its subsidiaries’ product candidates, including any such studies and trials that are described in the General Disclosure Package and the Final Prospectus, or the results of which are referred to in the General Disclosure Package and the Final Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are being conducted in all material respects in accordance with all applicable Health Care Laws of the Applicable Regulatory Authorities and current good clinical practices and good laboratory practices, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the General Disclosure Package and the Final Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the General Disclosure Package and the Final Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the General Disclosure Package and the Final Prospectus; the Company and each of its subsidiaries have operated at all times and are currently in compliance in all material respects with all applicable Health Care Laws of the Applicable Regulatory Authorities; neither the Company nor any of its subsidiaries have received, nor does the Company have knowledge after due inquiry that any of its or its subsidiaries’ collaboration partners have received any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other Governmental Entity requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. `The Company Trials have been designed to ensure that informed consent from each human subject participating in the Company Trials is obtained. In using or disclosing patient information received by the Company or a subsidiary in connection with a Company Trial, the Company or such subsidiary has complied in all material respects, to the extent applicable, with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(aa) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) neither the Company nor any of its subsidiaries (A) is in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (B) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (C) has received written notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (D) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (E) is in violation of, or has failed to obtain and maintain, any material permit, license, authorization, identification number or other approval required under applicable Environmental Laws; and (ii) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in any material violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clauses (i) and (ii) above, for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, “Hazardous Substance” means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products.

(bb) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material Income Tax Considerations”, “Description of Share Capital and Articles of Association” and “Risk Factors—Risks Related to Our Intellectual Property”, “Business—Intellectual Property”, “Business—Government Regulation” and “Business—Legal Proceedings” , insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings and present in all material respects the information required to be shown.

(cc) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; however, the Company makes no representation with respect to any actions taken by the Underwriters.

(dd) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(ee) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(ff) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries made to the Company or, to the Company’s knowledge, investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the

Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to the Company’s knowledge, are threatened or contemplated.

(gg) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto or as otherwise disclosed therein, and, in the case of interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus. The financial data set forth in each of the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Capitalization” present fairly, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus or the Final Prospectus and any free writing prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Final Prospectus.

(hh) No Overindebtedness. Neither the Company nor its Swiss subsidiaries are overindebted or suffering from capital loss within the meaning of article 725 of the Swiss Code of Obligations (the “CO”).

(ii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(jj) Independent Accountants. PricewaterhouseCoopers SA, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the General Disclosure Package and the Final Prospectus, is (i) an independent registered public accounting firm as required by the Act, Exchange Act, and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the CO, the Swiss Audit Supervision Act (Loi sur la surveillance de la révision) and any ordinances promulgated thereunder.

(kk) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll) PFIC Status. The Company believes it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC in the subsequent taxable year.

(mm) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in Switzerland have been created in the financial statements of the Company), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have a Material Adverse Effect.

(nn) Insurance. The Company and its subsidiaries, taken as a whole, are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company believes are prudent and customary for the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; within the past five years, neither the Company nor any such subsidiary has been refused any material insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus; and the Company will obtain directors’ and officers’ insurance in such amounts as the Company reasonably believes is customary for an initial public offering.

(oo) Anti-Corruption. Neither the Company nor any of its subsidiaries, nor any director, officer or employee, nor, to the Company’s knowledge, any affiliate, agent or representative of the Company or of any of its subsidiaries , has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(pp) Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of

2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq) Economic Sanctions.

(i)	Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Monetary Authority of Singapore (MAS) or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)	The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)	For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of Switzerland and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Swiss franc that may be converted into foreign currency and freely transferred out of Switzerland and all such payments made to holders thereof or therein who are non-residents of Switzerland will not be subject to income, withholding or other taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein.

(ss) Dividend Restrictions. Except as disclosed in the General Disclosure Package and the Final Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any material property or assets to the Company or to any other subsidiary.

(tt) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 hereof.

(uu) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Swiss, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[●] per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto. For the avoidance of doubt, the several Underwriters will deduct the Firm Capital Increase Amount (as defined in Section 4(b)(ii)) from the aggregate purchase price for the Firm Securities payable by the several Underwriters to the Company.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives following payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 A.M., New York time, on [●], 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. For the avoidance of doubt, the several Underwriters will deduct the Over-Allotment Capital Increase Amount (as defined in Section 5(a)(ii)) from the aggregate purchase price for any Applicable Optional Shares (as defined in Section 5(a)(i)) payable by the several Underwriters to the Company. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but except as otherwise mutually agreed between the Company and the Representatives shall be not less than three full business days nor later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Latham & Watkins LLP.

4. Capital Increase and Initial Subscription.

(a) Shareholder’s Resolution on Capital Increase. The Company confirms that:

(i)	pursuant to the articles of association, the Board of Directors of the Company (the “Board”) may effect an increase of the Company’s share capital in a maximum amount of CHF 891,587 by issuing up to 11,590,631 Securities out of the Company’s authorized share capital, such authorization having been granted by resolution of the shareholders meeting of December 6, 2016; and

(ii)	all statutory pre-emptive rights to which the existing shareholders of the Company are entitled under Swiss law with respect to the capital increase described in Section 4(a)(i) have been validly set aside or waived.

(b) Subscription of Firm Capital Increase. Credit Suisse Securities (USA) LLC, acting in its own name but for the accounts of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to:

(i)	Deliver executed subscription forms (through Credit Suisse AG), on or by 6:00 a.m. New York time three business days prior to the First Closing Date, or such other time and date as agreed between the Company and the Representatives, for all of the Firm Securities at the issue price (prix d’émission) of CHF 1/13 per Firm Security corresponding to the par value for each Firm Security and to deliver the corresponding subscription form (bulletin de souscription) to the Company in the form of Exhibit C hereto; and

(ii)	deposit or cause to be deposited, not later than 4:00 a.m. New York time three business days prior to the First Closing Date, or such other time and date as agreed between the Company and Representatives, same-day funds for value in the amount of CHF 1/13 (corresponding to the aggregate par value of the Firm Securities) (the “Firm Capital Increase Amount”) with Zürcher Kantonalbank, Zurich (the “Capital Increase Bank”), in a blocked account for such capital increase (compte de consignation du capital), made out to the Company’s name (the “Firm Capital Increase Account”), and to cause the Capital Increase Bank to issue and deliver a written confirmation of payment of the Firm Capital Increase Amount to the Company no later than 9:00 a.m. New York time three business days prior to the First Closing Date (or such other time and date as agreed between the Company and the Representatives).

(c) Board Resolution and Registration of Firm Capital Increase. Upon receipt of the documents referred to in Section 4(b) and before 6:00 p.m. New York time two business days prior to the First Closing Date, or such other time and date as agreed between the Company and the Representatives, the Board (or a committee or a Board member duly authorized by the Board) will:

(i)	pass a capital increase resolution (décision d’augmentation) regarding the issuance of the Firm Securities subscribed for pursuant to Section 4(b)(i) (the “Firm Capital Increase”);

(ii)	adopt a report on the Firm Capital Increase (rapport d’augmentation du capital) and take note of the auditors’ report (attestation de vérification), all in accordance with Swiss statutory law;

(iii)	resolve on the Firm Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Firm Capital Increase (Feststellungs- und Statutenänderungsbeschluss décision de constatation et modification des statuts); and

(iv)	promptly thereafter, no later than 6:00 a.m. New York time on the business day prior to the First Closing Date, file the documents necessary for the registration of the Firm Capital Increase with the Commercial Register of the Canton of Geneva;

provided, however, that if this Agreement is terminated pursuant to Section 12 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Geneva, (A) the Company undertakes not to resolve on the Firm Capital Increase (if it has not already done so) or to file the relevant resolutions with the Commercial Register of the Canton of Geneva, and (B) the Company shall immediately cause the Capital Increase Bank to release the Firm Capital Increase Amount in full to the Representatives, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Firm Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(d) Issue of Firm Securities. Immediately after the registration of the Firm Capital Increase in the Commercial Register of the Canton of Geneva pursuant to Section 4(c), but in no event later than 2:00 p.m. New York time on the business day prior to the First Closing Date, the Company will:

(i)	deliver to each of the Representatives and the Capital Increase Bank, (A) a copy of the certified excerpt of the journal entry (journal) or a copy of the certified excerpt from the Commercial Register of the Canton of Geneva evidencing the Firm Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Firm Capital Increase and (C) a copy of the Company’s book of uncertificated securities (registre des droits-valeurs) evidencing the Underwriters as first holders of the Firm Securities; and

(ii)	take all steps necessary to ensure that the Firm Securities will be (A) duly recorded in an account of the Underwriters at the Depository Trust Company (“DTC”) on the First Closing Date; and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the First Closing Date.

(e) Use of Firm Capital Increase Amount. The funds deposited in the Firm Capital Increase Account shall, upon registration of the Firm Capital Increase pursuant to Section 4(c) and upon request by the Company, be transferred to a separate account of the Company with [●] and shall, in such case, remain so deposited for the account of the Company until the earlier of:

(i)	the issuance of the Firm Securities to the Underwriters as set forth in Section 4(d) on the First Closing Date; and

(ii)	the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Firm Securities as set forth in Sections 14(b), 14(c) or 14(e) or (B) the Capital Reduction as set forth in Section 14(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Firm Capital Increase Account pursuant to this Section 4(e) shall be payable directly to the Capital Increase Bank by the Company.

5. Subscription and Issuance of Optional Securities.

(a) Subscription of Over-Allotment Capital Increase. If the Representatives exercise the option granted to them under Section 3 of this Agreement, Credit Suisse Securities (USA) LLC, acting in its own name but for the accounts of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, and subject to the conditions stated below and to this Agreement having not been terminated, to:

(i)	subscribe (through Credit Suisse AG) for the number of Optional Securities for which the option to purchase has been exercised pursuant to Section 3 (the “Applicable Optional Securities”) at the issue price (prix d’émission) of CHF 1/13 for each Applicable Optional Security corresponding to the par value of each Applicable Optional Security, and to deliver the corresponding subscription form (bulletin de souscription) in the form of Exhibit C hereto to the Company by not later than 6:00 a.m. New York time [three] business days prior to the Optional Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3); and

(ii)	deposit or cause to be deposited, not later than 4:00 a.m. New York time three business days prior to the Optional Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3), same day funds for value on such date, in the amount of CHF 1/13 multiplied by the number of Applicable Optional Securities (the “Over-Allotment Capital Increase Amount”) with the Capital Increase Bank, in a blocked account for the Over-Allotment Capital Increase (compte de consignation du capital), made out to the Company’s name (the “Over-Allotment Capital Increase Account”), and to cause the Capital Increase Bank to issue and deliver a written confirmation of payment of the Over-Allotment Capital Increase Amount to the Company no later than 9:00 a.m. New York time [three] business days prior to the Optional Closing Date (or at a later date, as set forth in the option exercise notice delivered by the Representatives pursuant to Section 3).

(b) Board Resolution and Registration of Over-Allotment Capital Increase. Upon receipt of the documents referred to under Section 5(a) in relation to any Applicable Optional Securities and before 6:00 p.m. New York time two business days prior to the Optional Closing Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3), the Board (or a committee or Board member duly authorized by the Board) will:

(i)	pass a capital increase resolution (décision d’augmentation) regarding the issuance of the Applicable Optional Securities subscribed for pursuant to Section 5(a)(i) (the “Over-Allotment Capital Increase”);

(ii)	adopt a report on the Over-Allotment Capital Increase (rapport d’augmentation) and take note of the auditors’ report (attestation de vérification), all in accordance with Swiss statutory law;

(iii)	resolve on the Over-Allotment Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Over-Allotment Capital Increase (décision de constatation et modification des statuts); and

(iv)	promptly thereafter, no later than 6:00 a.m. New York time on the business day prior to the Optional Closing Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3) file the documents necessary for the registration of the Over-Allotment Capital Increase with the Commercial Register of the Canton of Geneva provided, however, that if this Agreement is terminated pursuant to Section 12 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Geneva, (A) the Company undertakes not to resolve on the Over-Allotment Capital Increase (if it has not already done so) or to file the relevant resolutions with the Commercial Register of the Canton of Geneva, and (B) the Company shall immediately cause the Capital Increase Bank to release the Capital Increase Amount in full to the Representatives, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Firm Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(c) Issue of Applicable Optional Securities. Immediately after the registration of the Over-Allotment Capital Increase in the Commercial Register of the Canton of Geneva pursuant to Section 5(b) in relation to any Applicable Optional Securities, but in no event later than 2:00 p.m. New York time on the business day prior to the Optional Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 3), the Company will:

(i)	deliver to the Representatives, the Capital Increase Bank and the share registrar of the Company, (A) a copy of the certified excerpt of the journal entry (journal) or a copy of the certified excerpt from the Commercial Register of the Canton of Geneva evidencing the Over-Allotment Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Over-Allotment Capital Increase and (C) a copy of the Company’s book of uncertificated securities (registre des droits valeurs) evidencing the Underwriters as first holders of the Applicable Optional Securities; and

(ii)	take all steps necessary to ensure that the Applicable Optional Securities will be (A) issued to the Underwriters, (B) duly recorded in an account of the Underwriters at DTC on the relevant Optional Closing Date, and (C) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the relevant Optional Closing Date.

(d) Use of Over-Allotment Capital Increase Amount. The funds deposited in the Over-Allotment Capital Increase Account shall, upon registration of the Over-Allotment Capital Increase pursuant to Section 5(b) and upon request by the Company, be transferred to a separate account of the Company with the [●] and shall, in such case, remain so deposited, without interest, for the account of the Company until the earlier of:

(i)	the issuance of the Applicable Optional Securities to the Underwriters as set forth in Section 5(c) on the relevant Optional Closing Date; and

(ii)	the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Applicable Optional Securities as set forth in Sections 14(b), 14(c) or 14(e) hereof or (B) the Capital Reduction as set forth in Section 14(d) hereof, as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Over-Allotment Capital Increase Account pursuant to this Section 5(d) shall be payable directly to the Capital Increase Bank by the Company.

6. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

7. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, which consent shall not be unreasonably delayed or withheld, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 hereof.

(d) Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e) Rule 158. As soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (including all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. Unless otherwise agreed, the Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under (or obtain exceptions from the application of) the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications and exceptions in effect so long as required for the distribution of the Offered Securities; provided however, that the Company shall not be required to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to take any action that would subject it to general service of process in any jurisdiction with which it is not otherwise subject, or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(h) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(i) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and the preparation and printing of memoranda relating thereto in an amount not to exceed $10,000, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review up to $35,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees (including one-half of the cost of any aircraft chartered in connection with any road show), fees and expenses incident to listing the Offered Securities on The NASDAQ Stock Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Notwithstanding the foregoing, each of the several Underwriters will pay its own costs and expenses relating to any investor presentations or roadshow and one-half the costs and expenses of chartering of airplanes in connection with any roadshow.

(j) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l) Taxes. The Company will indemnify and hold harmless the Underwriters against any issue, transfer and other stamp taxes, in connection with the issuance and sale of the Offered Securities to the Underwriters, but excluding any brokerage and resale fee or security transfer tax including, without limitation, any Swiss Federal stamp duty on the transfer of securities (droit de négociation) — should the Underwriters be Swiss security dealers in the meaning of the Swiss law on stamp duty — and any income tax, capital gains tax or similar resulting from the sale of the Offered Securities and any tax on or determined by reference to the income of any Underwriter that is subject to tax on a net income basis.

(m) Restriction on Sale of Securities by Company. (i) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities (other than registration statements on Form S-8 relating to Lock-Up Securities granted or to be granted pursuant to the terms of a plan disclosed in the General Disclosure Package), or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (w) pursuant to this Agreement, (x) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (y) grants of employee stock options or other securities pursuant to the terms of a plan in effect on the date hereof or as described in the General Disclosure Package or the Final Prospectus or issuances of Lock-Up Securities pursuant to the exercise or vesting of such options or other securities, and (z) issuances of Lock-Up Securities or securities exercisable for, convertible into or exchangeable for Lock-Up Securities in connection with any acquisition, collaboration, merger, licensing or other joint venture or strategic transaction involving the Company; provided that, in the case of clause (z), that such issuances shall not be greater than 10% of the total outstanding shares of the Company immediately following the initial closing hereunder and the recipients of such Lock-Up Securities agree to be bound by a lockup letter substantially in the form executed by directors, officers and shareholders pursuant to Section 9(i) hereof. The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or until such earlier date that the Representatives consent to in writing.

(ii) Agreement to Announce Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 9(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

8. Free Writing Prospectuses. Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

9. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers SA confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three business days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S., Switzerland or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York or Swiss authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States, Switzerland or any other country where such securities are listed or

(vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Switzerland, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion and negative assurance letter, dated such Closing Date, of Cooley LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(e) Opinion of Intellectual Property Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Clark+Elbing LLP, intellectual property counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion of Swiss Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Lenz & Staehelin, Swiss counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, special counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(i) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup agreements each in substantially the form set forth on Exhibit B hereto from each executive officer, director, shareholder and other equity holder of the Company specified in Schedule D to this Agreement.

(j) Financial Officer Certificate. The Representatives shall have received certificates, in form reasonably satisfactory to the Representatives, as of the date hereof and as of the Closing Date, each from the executive officer and a senior financial or accounting officer of the Company, in which such officers certify, among others things, that certain financial figures in the Initial Registration Statement and the Final Prospectus are materially accurate.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

10. Indemnification and Contribution.

(a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the statements regarding delivery of the Offered Securities by the Underwriters set forth on the cover page, the concession and reallowance figures appearing in the [●] paragraph under the caption “Underwriting,” the information relating to stabilizing transactions, over-allotment transactions, syndicate covering transactions, passive market making and penalty bids contained in the paragraphs under the caption “Underwriting—[Price Stabilization, Short Positions and Penalty Bids]” and the information regarding internet distribution contained under the sub-caption “Electronic Distribution” under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d).

11. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10%

of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 13 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12. Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time any of the events set forth in Section 9(c) hereof shall have occurred and be continuing.

13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 10 hereof shall remain in effect; provided, however, that if such termination is after the Closing Date, with respect to the proposed purchase of any Optional Securities, the Company shall reimburse the Underwriters for the out-of-pocket expenses reasonably incurred by them following the Closing Date solely in connection with such purchase of Optional Securities. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 7 shall also remain in effect.

14. Effects of Termination on Offered Securities.

(a) If, after application and registration of the Firm Capital Increase and/or any Over-Allotment Capital Increase with the Commercial Register of the Canton of Geneva pursuant to Section 4(c) or Section 5(b), prior to the First Closing Date or the relevant Optional Closing Date, as the case may be, this Agreement is terminated pursuant to Section 12, or if the delivery of the Firm Securities or Applicable Optional Securities to the Representatives for the account of the several Underwriters is not completed on the First Closing Date or the relevant Optional Closing Date, as the case may be (each, an “Event of Non-Completion”), and unless the Company and the Representatives, acting on behalf of the several Underwriters, otherwise agree within ten calendar days after the Event of Non-Completion, then:

(i)	the Company shall have a call option against the Underwriters pursuant to Section 14(b);

(ii)	if the call option is not exercised, the Representatives acting on behalf of the several Underwriters shall have a put option against the Company pursuant to Section 14(c);

(iii)	if the put option is not possible for legal reasons or insufficient to dispose of the Firm Securities or Applicable Optional Securities, as applicable, or if such put option is not exercised within the deadline set forth in Section 14(c), the Company shall effect a capital reduction pursuant to Section 14(d); and

(iv)	if the capital reduction is not effected in accordance with Section 14(d), the Underwriters may sell the Firm Securities or Applicable Optional Securities, as applicable, in the market as provided in Section 14(e).

(b) Call Option.

(i)	The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that the Representatives, acting on behalf of the several Underwriters, deliver the Firm Securities or Applicable Optional Securities, as applicable, to an account specified by the Company against payment of an amount representing the aggregate par value of the respective Firm Securities or Applicable Optional Securities, as applicable, plus expenses of the Representatives as set out in Section 14(f). The Call Option shall expire on the tenth calendar day after the Event of Non-Completion.

(ii)	An acquisition of the Firm Securities or Applicable Optional Securities, as applicable, by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representatives reasonably satisfactory to the Representatives that the Company has sufficient freely available reserves to acquire the Firm Securities or Applicable Optional Securities, as applicable, under this Section 14(b) or, alternatively, that the Company has entered into arrangements with a third party other than any of the Company’s subsidiaries ensuring for the immediate re-sale of the Firm Securities or Applicable Optional Securities, as applicable, to such third party, at no less than their par value, on the date of acquisition of the Firm Securities or Applicable Optional Securities, as applicable, by the Company.

(c) Put Option.

(i)	Following the expiry of the Call Option pursuant to Section 14(b), the Representatives, acting on behalf of the several Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Firm Securities or Applicable Optional Securities, as applicable, entered in the Commercial Register of the Canton of Geneva at their par value, plus expenses of the Representatives as set out in Section 14(f), within ten calendar days after receipt of a notice in writing addressed to the Company from the Representatives, stating that the Representatives exercises the Put Option. The Put Option shall expire on the twentieth calendar day after the Event of Non-Completion.

(ii)	The notice in which the Representatives, acting on behalf of the several Underwriters, exercises the Put Option shall specify the date on which the Representatives will deliver the Firm Securities or Applicable Optional Securities, as applicable, to the Company against direct payment therefore, and shall contain detailed instructions regarding payment, delivery of the Firm Securities or Applicable Optional Securities, as applicable, and amount payable (including satisfactory details regarding the costs claimed according to Section 14(f)).

(d) Capital Reduction.

(i)

If the Put Option is not exercised within the deadline set forth in Section 14(c) or it is not possible for legal reasons or insufficient to dispose of the Firm Securities or Applicable Optional Securities, as applicable, including due to non-availability of sufficient freely disposable reserves, the Company shall immediately call a shareholders’ meeting and table the reduction of the share capital. Such shareholders’ meeting shall take place no later than seventy days after the Event of Non-Completion. The Representatives acting on behalf of the several Underwriters, will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Firm Securities or Applicable Optional Securities, as applicable, entered in the Commercial Register of the Canton of Geneva against repayment of the aggregate par value of such securities to the

Representatives, acting on behalf of the several Underwriters. Prior to such shareholders’ meeting, the Company shall use its best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled. The Company shall use its best efforts to cause its shareholders to vote in favor of the Capital Reduction.

(ii)	At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Geneva. The proceeds of the Capital Reduction, being an amount representing the aggregate par value of the Firm Securities or Applicable Optional Securities, as applicable, shall be paid (for value on the date of the entry in the Commercial Register of the Canton of Geneva) in cash to the Representatives, acting on behalf of the several Underwriters.

(iii)	Upon consummation of the Capital Reduction, the Company shall deregister the Firm Securities or Applicable Optional Securities, as applicable, in its book of uncertificated securities (registre des droits-valeurs) to reflect the number of Shares registered with the Commercial Register of the Canton of Geneva.

(e) Sale of Firm Securities or Applicable Optional Securities. In addition, if an Event of Non-Completion occurs and,

(i)	the Company fails to acquire or cause a third party to acquire the Firm Securities or Applicable Optional Securities, as applicable, in accordance with Section 14(b) at any time after the Event of Non-Completion; and

(ii)	in the event and to the extent the Put Option is not possible for legal reasons or insufficient to dispose of the Firm Securities or Applicable Optional Securities, as applicable, including due to insufficient freely disposable reserves, or if the Put Option is not exercised within the deadline set forth in Section 14(c); and

(iii)	the Capital Reduction has not been resolved by the shareholders’ meeting of the Company within one hundred twenty days after the Event of Non-Completion, or such longer period as may be agreed between the Company and the Representative, the Representatives, acting on behalf of the several Underwriters, are entitled to sell any or all Firm Securities or Applicable Optional Securities on terms which the Representatives deem fit under the circumstances. The difference between the proceeds of such sale and the par value of such Firm Securities or Applicable Optional Securities, as applicable, sold, less the costs and expenses pursuant to Section 14(f) reasonably incurred by the Representatives in connection with the sale, if any, shall be transferred to the Company. For the avoidance of doubt, the Representatives, acting on behalf of the several Underwriters, acknowledge and agree that following an Event of Non-Completion, except in the circumstances specified in this Section 14, no sale or transfer of any or all of the Firm Securities or Applicable Optional Securities shall be permitted without the prior written consent of the Company.

(f) Costs; Indemnity.

(i)	The Company shall bear (A) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction and (B) the costs of the Representatives reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the higher of zero or the 3-month CHF LIBOR, calculated on a 30/360 basis, following the Event of Non-Completion until the payment of proceeds to the Representatives, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).

(ii)	The Company further undertakes to indemnify the Representatives for, and to hold the Representatives harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives in connection with the Capital Reduction.

15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, c/o Jefferies LLC, 520 Madison Avenue, New York, N.Y., 10022 and c/o Leerink Partners LLC, 299 Park Avenue, 21st Floor, New York, N.Y. 10176 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ObsEva SA, Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva Switzerland, Attention: Ernest Loumaye, CEO; provided, however, that any notice to an Underwriter pursuant to Section 10 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.

17. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby agrees that the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York shall have sole and exclusive jurisdiction over any suit or proceeding against the Underwriters arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal or state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company hereby appoints National Corporate Research, Ltd. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit or proceeding, arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York state or United States federal court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid provided that the Company may by written notice of the Representatives, designate such additional or alternative agent for service of process under this Section 20 that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York. Service of process upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Switzerland. The provisions of this paragraph shall survive any termination of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

21. Waiver of Jury Trial. Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

OBSEVA SA

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
JEFFERIES LLC
LEERINK PARTNERS LLC
Acting on behalf of themselves and as the
Representatives of the several Underwriters.

By	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By	JEFFERIES LLC

By:
Name:
Title:

By	LEERINK PARTNERS LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased

Credit Suisse Securities (USA) LLC	[●	]
Jefferies LLC	[●	]
Leerink Partners LLC	[●	]

Total

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.	[●]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	The initial price to the public of the Offered Securities.

2.	The number of Firm Securities and Optional Securities.

3.	[●]

SCHEDULE C

Written Testing-the-Waters Communication

SCHEDULE D

•	Ernest Loumaye

•	Jean-Pierre Gotteland

•	Elke Bestel

•	Ben T.G. Tan

•	Fabien de Ladonchamps

•	Annette Clancy

•	James I. Healy

•	Nanna Lüneborg

•	Ed Mathers

•	Rafaèle Tordjman

•	Frank Verwiel

•	Jacky Vonderscher

•	Barbara Duncan

•	Fund Sofinnova Capital VII

•	Sofinnova Venture Partners VIII, L.P.

•	Novo A/S

•	Ares Trading S.A.

•	New Enterprise Associates 15, L.P.

•	HBM Healthcare Investments (Cayman) Ltd.

•	Orbimed Private Investments V, LP

•	Rock Springs

•	André Chollet

•	Johanne Aebischer-Polaskek

•	Phillip Robert Bennet

•	Valérie Boujac

•	Fabien Bourveau

•	Nadia Caye

•	Sébastien Charpentier

•	Jacques Donnez

•	Rachel Garcia-Cuenca Dubouloz

•	Andrew Hunberstone

•	Florence Jean

•	Véronique Lecomte

•	Lynne MacGregor

•	Carol Marsella

•	Peter McDowell

•	Alessandro Panteri

•	Anna Parzybut

•	Oliver Pohl

•	Delphine Renaud

•	RIOU Nathalie Riou

•	Ilona Scheffre

•	Catherine Schütz

•	Mark Sinz

•	Hugh Taylor

•	Robert Taylor

•	Gaël Thomas

•	Marie-Sophie Thoniel

•	Vassilis Tsatsaris

•	Timothy Adams

Exhibit A

Form of Press Release

ObsEva SA

[Date]

ObsEva SA (the “Company”) announced today that Credit Suisse Securities (USA) LLC, Jefferies LLC and Leerink Partners LLC, the lead book-running managers in the Company’s recent public sale of [●] common shares, is [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●] , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

Form of Lock-Up Agreement

[●], 2016

ObsEva SA

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

CREDIT SUISSE SECURITIES (USA) LLC,

JEFFERIES LLC and

LEERINK PARTNERS LLC,

As Representatives of the Several Underwriters

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

c/o	Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o	Leerink Partners LLC

299 Park Avenue, 21st floor

New York, NY 10176

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for the common shares, par value CHF 1.00 per share (the “Securities”), of ObsEva SA, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period starting on the date hereof and ending on, but including, the 180th day after the public offering date set forth on the final prospectus used to sell the Securities pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Jefferies LLC and Leerink Partners LLC (together, the “Representatives”).

Notwithstanding anything contained herein to the contrary, the restrictions in this Lock-Up Agreement shall not apply to:

(A)	transfers of any Securities acquired by the undersigned in the Offering or in the open market, provided that no filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcements shall be required or voluntarily made by or on behalf of the undersigned during the Lock-Up Period with respect to subsequent sales of such Securities acquired by the undersigned in the Offering or in the open market;

(B)	the exercise with cash of stock options granted pursuant to the Company’s equity incentive plans described in the final prospectus used to sell the Securities, provided that such restriction shall apply to any Securities or other securities issued to the undersigned upon such cash exercise;

(C)	the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that (i) no sales of the undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (ii) no filing under the Exchange Act or other public announcements shall be required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Plan during the Lock-Up Period;

(D)	transfers of Securities or any security convertible into or exercisable or exchangeable for Securities (i) as a bona fide gift or gifts not involving a disposition for value or for bona fide estate planning purposes, (ii) as a bona fide gift to a charity or educational institution, (iii) to a member or members of the undersigned’s family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her family, (iv) by testate succession or intestate distribution, (v) if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary, (vi) to shareholders, members, current or former partners (general or limited) or managers of, or owners of a similar equity interest in, the undersigned, as applicable, or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned, or to the estates of any such shareholders, affiliates, partners, members or managers not involving a disposition for value of Securities or other securities or (vii) that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that, each donee, distributee or transferee, as the case may be, shall execute and deliver to the Representatives a letter in the form of this Lock-Up Agreement, and provided, further, that no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the Lock-Up Period;

(E)	transfers of Securities or any security convertible into or exercisable or exchangeable for Securities pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities or the Company’s other securities in connection with such transaction, or vote any Securities or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Securities held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement;

(F)	any conversion of non-voting shares or preferred shares of the Company into Securities, provided that any Securities received upon such conversion remain subject to the terms of this Lock-Up Agreement; or

(G)	transfers of Securities or other securities to the Company pursuant to any contractual arrangement in effect on the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Securities or such other securities by the Company or in connection with the termination of the undersigned’s employment or other service relationship with the Company.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that during the Lock-Up Period, the Representatives release or waive any prohibition on the transfer of Securities held by any director or executive officer of the Company or any person or entity that beneficially owns 2.5% or more of the outstanding Securities, the same percentage of common shares held by the undersigned (i.e., the total number of common shares owned by the undersigned on the date of the early release, multiplied by a fraction, the numerator of which shall be the number of common shares of the Company initially being granted an early release and the denominator of which shall be the total number of common shares of the Company owned by the record or beneficial owner initially being granted an early release on the date thereof) (the “Pro-rata Release”) shall be immediately and fully released, without any further action, on the same terms from any remaining lockup restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of (A) permission granted to any individual director or executive officer or any person or entity that beneficially owns 2.5% or more of the outstanding Securities by the Representatives to sell or otherwise transfer or dispose of a number of common shares of the Company in an amount less than or equal to $500,000 in value of the Company’s common shares (whether in one or multiple releases to such individual or entity), or (B) any underwritten secondary public offering of the Company’s common shares during the Lock-Up Period, whether or not such offering or sale is wholly or partially a secondary offering (the “Underwritten Sale”); provided, however, that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s common shares in the Company or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of the Company’s common shares, is offered the opportunity to participate on a pro rata basis with any other equity holders in such Underwritten Sale and on a basis consistent with such contractual rights in such Underwritten Sale and on pricing terms that are no less favorable than the terms of the Underwritten Sale, or the contractual rights are validly waived in accordance with such contractual rights. In the event that the undersigned is released from any of its obligations under this Lock-Up Agreement or, by virtue of this Lock-Up Agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Securities (or any securities convertible into Securities) prior to the expiration of the Lock-Up Period, the Representatives shall use their commercially reasonable efforts to provide at least two business days’ notice to the Company prior to the effective date of such release or waiver (the effective date of such release or waiver, the “Release Date”), stating the percentage of shares held by such person or entity to be released (it being understood and agreed that the failure to give such notice to the Company shall not give rise to any claim or liability against the Representatives).

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) June 30, 2017, in the event that the Underwriting Agreement has not been executed by that date, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) is executed but is terminated prior to payment for and delivery of the Securities to be sold thereunder, (iii) the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (iv) the registration statement related to the Offering has been completely withdrawn prior to the closing of the Offering.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:

Address:	Address:

Exhibit C

Form of Subscription

SUBSCRIPTION FORM

Making reference to the contemplated capital increase of ObsEva SA (the “Company”) from CHF [●] through the issuance of [●] fully paid-in shares with a nominal value of 1/13 of CHF 1 each, to CHF [●] the undersigned

Credit Suisse AG, in Zurich,

hereby subscribes, on the basis of a power of attorney duly executed, for and on behalf of Credit Suisse Securities (USA) LLC, for [●] registered shares with a nominal value of 1/13 of CHF 1 each, with a total nominal value of CHF [●] and irrevocably and unconditionally undertakes to pay the total subscription price of CHF [●] to the account of the Company with Zürcher Kantonalbank not later than [●].

The undersigned has taken note of the articles of association of the Company as well as the resolution taken on the shareholders’ meeting of December 6, 2016 and the resolution to be taken on the meeting of the Board of Directors of [●].

Any applicable Swiss issuance stamp duties will be borne by the Company. The newly issued shares shall be entitled to dividend for the business year 2017.

This Subscription Form is valid until [●].

[Signatures are on the following page]

Zurich, [●]

CREDIT SUISSE AG

By:	By:
Name:	Name:
Title:	Title: